EXHIBIT 16.1



                                Cronin & Company
                          Certified Public Accountants
                             1574 Eagle Nest Circle
                          Winter Springs, Florida 32708







Gentlemen:

We were previously independent public accountants for Natural Solutions Corporation. On June 19, 2000, our appointment as auditors for the Company was terminated. We have read and agree with the contents in Item 4a of Form 8-K of Natural Solutions Corporation dated June19,2000.





                                            Very truly yours,

                                            /s/ Michael F.  Cronin
                                            Michael F. Cronin